                                                                    Exhibit 3(b)












                                     By-Laws


                                       OF


                                MERCK & CO., INC.



                                   -----------



                     As Amended Effective February 25, 1997

                                MERCK & CO., INC.

                                     BY-LAWS

                                     ------

                                A R T I C L E  I.

                                  STOCKHOLDERS.

           SECTION 1. Annual Meeting. A meeting of the stockholders of Merck & Co., Inc. (hereinafter referred to as "the Company") shall be held at such places as may from time to time be designated by the Board of Directors and stated in the notice of the meeting, on the fourth Tuesday in April in each year (or as close as practicable thereto), for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting.

           SECTION 2. Special Meetings. Special meetings of the stockholders may be held at any location designated by the Board of Directors whenever and as often as the Board of Directors shall call such meetings. Such meetings shall be called at any time upon the written request of the holders of record of a majority of the stock of the Company entitled to vote at any such meeting.

           SECTION 3. Notice of Meetings; Waiver of Notice. At least ten days' written or printed notice of the time and place of every meeting of the stockholders shall be mailed or delivered personally to each stockholder of record entitled to vote at such meeting at such holder's last address appearing on the books of the Company which notice shall state in general terms the object of the meeting. By unanimous written waiver of notice of the meeting signed by or on behalf of all stockholders entitled to vote at such meeting, any meeting of the stockholders may be held without notice.

           SECTION 4. Quorum. Except as otherwise provided in the Restated Certificate of Incorporation of the Company, the holders of a majority in interest of all the stock of the Company, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum represented at any such meeting, a majority in interest so represented may adjourn the meeting from time to time.

           SECTION 5. Voting and Inspectors. At all meetings of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy, and each holder of shares of Common Stock shall have one vote for every such share standing in such holder's name on the books of the Company.

           At all elections of Directors, each holder of Common Stock entitled to vote thereat shall be entitled to as many votes as shall equal the number of shares of Common Stock held multiplied by the number of Directors to be elected by vote of stockholders without regard to class, and such holder may cast all such votes for a single Director or may distribute them among the number of Directors to be voted for or any two or more of them as such holder may see fit. At such meetings the Chairman shall appoint two Inspectors of Election, who shall first subscribe an oath to execute faithfully the duties of Inspector at such meeting with strict impartiality and according to the best of their ability, and who shall take charge of the polls, and after the balloting, shall make a certificate of the result of the vote taken; but no candidate for the office of Director shall be appointed as such Inspector.


                                A R T I C L E  II.

                               BOARD OF DIRECTORS.

           SECTION 1. Number; Time of Holding Office. The business, property and concerns of the Company shall be managed and controlled by the Board of Directors, and each Director shall serve for the term of the class for which elected or until such time as a successor shall have been duly chosen and shall have qualified.

           The number of Directors constituting the Board of Directors shall be the number, not less than 10 nor more than 18, fixed from time to time by a majority vote of the whole Board of Directors; provided, no decrease in the number of Directors shall shorten the term of any incumbent Director.

           SECTION 2. Nominations. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or by a Committee appointed by the Board or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice of nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.

           SECTION 3. Qualifications. Every Director shall be a holder of at least one share of the stock of the Company and shall cease to be a Director of the Company when no longer such holder. The retirement age of and other restrictions and qualifications for Directors shall be fixed from time to time by majority vote of the whole Board.

           SECTION 4. Vacancies. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, it shall be filled by a majority vote of the Directors then in office, though less than a quorum, but any such Director so elected shall hold office only until the next succeeding annual meeting of stockholders or until his or her successor shall have been elected and qualified in the class to which such Director is assigned and for the term or remainder of the term of such class.

           SECTION 5. Place of Meeting. The Directors may hold their meetings and have offices and keep the books of the Company in such places within or without the State of New Jersey as the Board may from time to time determine.

           SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

           The annual meeting for the election of the officers of the Company shall, if practicable, be held immediately after the annual meeting of the stockholders; and no notice thereof need be given.

           SECTION 7. Special Meetings. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President, or a quorum of Directors, by oral, telegraphic, telephonic or written notice, communicated to each Director not less than one day before such meeting.

           SECTION 8. Waiver of Notice of Meeting . Notice of any meeting of the Board of Directors may be waived in writing by any Director either before or after the time of such meeting; and at any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

           SECTION 9. Quorum. A majority of the Board of Directors shall constitute a quorum of the Board for the transaction of business; but, if there be less than a quorum present at any meeting of the Board, the Directors present may adjourn the meeting from time to time.

           SECTION 10. Committees. The Board of Directors shall appoint from among its members and shall designate the powers and functions of the Executive Committee which may exercise the powers of the Directors in the management of the affairs, business and property of the Company during the intervals between meetings of the Board of Directors. The Chairman of the Board shall be a member of the Executive Committee which shall consist, in addition, of such number of other Directors as will assure that the majority of the Executive Committee will not be employees of the Company. Regular meetings of the Executive Committee shall be held at such time and on such notice as the Directors may from time to time determine. Special meetings of the Executive Committee may be held at any time upon the call of the Chairman of the Executive Committee or Chairman of the Board. The quorum requirements and other rules of procedure for this Committee shall be determined by resolution of the Board of Directors.

           The Board of Directors may also appoint from time to time from among its members other committees with such powers and functions as the Board may delegate and specify.

           SECTION 11. Letters of Attorney. The Board of Directors may authorize the Chairman of the Board or any other officer or officers of the Company to confer all kinds of letters of attorney upon any person, persons or entities, with all the faculties and limitations that the Chairman of the Board or they may deem convenient and also to revoke the same in whole or in part.


                               A R T I C L E  III.

                                    OFFICERS.

           SECTION 1. Officers. The officers of the Company shall be elected by the Board of Directors; there shall be a Chairman of the Board, a President, a Controller, a Secretary and a Treasurer, and such other officers as the Board of Directors may designate. Divisional officers, who shall not be officers of the Company, may be appointed by the Chairman of the Board to perform such duties as may be assigned from time to time by, or under the authority of, the Chairman of the Board.

           The same person, whether an officer of the Company or a divisional officer, may hold more than one office, so far as permitted by law, and exercise and perform the powers and duties thereof.

           SECTION 2. Agents and Employees. The Board of Directors may from time to time appoint agents and employees of the Company and may assign to them such powers and duties as the Board of Directors may from time to time deem proper.

           SECTION 3. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee of the Board; and shall have and possess all such further powers and discharge such further duties as may be assigned from time to time by the Board of Directors.

           SECTION 4. Powers and Duties of the President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as may be assigned from time to time by the Chairman of the Board.

           SECTION 5. Powers and Duties of the Controller. The Controller shall have the powers and duties incident to the office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority. It shall be the Controller's duty to report directly to the Board of Directors on matters in which the Controller deems such action necessary.

           SECTION 6. Powers and Duties of the Secretary. The Secretary shall have the powers and duties incident to such office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority.

           SECTION 7. Powers and Duties of the Treasurer. The Treasurer shall have the powers and duties incident to such office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority.

           SECTION 8. Powers and Duties of Other Officers. The other officers shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or under its authority.

           SECTION 9. Bills of Exchange, Checks, Notes, Deeds, Contracts, etc . All bonds, debentures, notes, acceptances or other obligations and all bills of exchange, checks, drafts, and other instruments for the payment of money, all deeds of real estate and all contracts, bills of lading, warehouse receipts, insurance policies and other documents requiring signature or endorsement by or on behalf of the Company, shall be signed or endorsed by such officer or officers, person or persons as are designated (i) by the Board of Directors or
(ii) pursuant to authorizations duly adopted by the Board of Directors.


                                A R T I C L E  IV.

                         CAPITAL STOCK: DIVIDENDS: SEAL.

           SECTION 1. Certificate of Shares. Ownership or proprietary interest in the assets of the Company shall be evidenced by certificates of shares in the capital stock of the Company in such form as the Board may from time to time prescribe.

           All certificates shall be consecutively numbered and shall be issued in consecutive numerical order; and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the stub of each certificate or in some other appropriate record.

           No certificate of stock shall be valid unless: (a) signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or have engraved or printed thereon their facsimile signatures; (b) countersigned by the duly appointed Transfer Agent of the Company's stock or have engraved or printed thereon its facsimile signature; (c) registered by the duly appointed Registrar of the Company's stock; and (d) impressed with the Company's seal or have a facsimile thereof engraved upon such certificate.

           All certificates exchanged or surrendered to the Company shall be cancelled by the Secretary or the Transfer Agent, upon the authority of the Secretary, and no new certificate shall be issued until the old certificate for an equal or greater number of shares has been so surrendered and cancelled. The cancelled certificates, or an appropriate microfilm thereof, shall be preserved with the records of the Company for a period of not less than seven years from the date of cancellation thereof.

           SECTION 2. Lost or Stolen Certificates. No certificates of shares in the Capital Stock of the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, unless the Board of Directors is, or such Transfer Agent or officer or officers of the Company as may be designated by the Board of Directors are, satisfied as to such loss, destruction or theft, and unless a bond of indemnity against loss or damage on account of such alleged lost, destroyed or stolen certificate has been furnished to the Transfer Agent or the Company. Such bond shall be approved by the Board of Directors, or by such Transfer Agent or officer or officers of the Company as may be designated by the Board of Directors, as to its amount and sufficiency. Proper and sufficient evidence of such loss, destruction or theft shall be produced to the Board or such designated officer or officers if they require the same.

           SECTION 3. Transfer of Shares. Shares in the Capital Stock of the Company shall be transferred on the books of the Company only by the holder thereof in person, or by such holder's attorney or lawful successor, upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment thereof and power to transfer endorsed thereon or attached thereto in form prescribed by the Company or, if authorized by the Secretary, by the duly appointed Transfer Agent of the Company's stock and with evidence of the legal sufficiency of such transfer satisfactory to the officers or counsel or, if so authorized by the Secretary, to the Transfer Agent.

           SECTION 4. Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of Capital Stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Capital Stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

           SECTION 5. Dividends, etc. The Board of Directors may, in the exercise of its discretion and in conformity with the provisions of the Restated Certificate of Incorporation of the Company, from time to time fix and vary the amount of the working capital of the Company and determine what, if any, dividends shall be declared and paid to stockholders out of the surplus or net profits of the Company.

           SECTION 6. Fiscal Year. The fiscal year of the Company shall begin on the 1st day of January and shall end on the 31st day of December.

           SECTION 7. Voting Stocks of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority in behalf of the Company to attend and to act and to vote at any meeting of stockholders of any corporation in which this Company may hold stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock. The Chairman of the Board shall have full power and authority to delegate these powers to any other person or persons with the right of redelegation.

           SECTION 8. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Company, which seal shall be in the charge of the Secretary.


                                A R T I C L E  V.

                    INDEMNIFICATION OF DIRECTORS AND OTHERS.

           SECTION 1. Directors, Officers and Employees of Merck & Co., Inc. Any former, present or future Director, officer or employee of the Company or the legal representative of any such Director, officer or employee shall be indemnified by the Company

              (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such Director, officer or employee, and

              (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceeding such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

           The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

           Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation, action, suit or proceeding may be paid by the Company in advance of the final disposition of such matter if authorized by a majority of the Board of Directors (sitting as a Committee of the Board) not parties to such matter upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

           SECTION 2. Directors, Trustees, Officers and Employees of Other Companies. The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

           SECTION 3. Indemnification Not Exclusive. The indemnification and advancement of expenses provided for in this Article V shall not exclude any other rights to which any person contemplated by this Article V may be entitled as a matter of law or which may be lawfully granted; provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Company or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

           SECTION 4. Insurance. The Company may purchase and maintain insurance to protect itself and any person contemplated by this Article V against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director, officer or employee, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article
V. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.


                                A R T I C L E  VI.

                             AMENDMENTS TO BY-LAWS.

           SECTION 1. General Procedure. The Board of Directors shall have power to make, alter and repeal By-Laws of the Company by a vote of a majority of all of the Directors at any regular or special meeting of the Board, provided that, unless every Director shall be present at such meeting, the notice or waiver of notice of such meeting shall have specified or summarized the proposed action. The stockholders may make, alter, and repeal By-Laws of the Company by a vote of a majority of the stockholders at any meeting, provided that the notice or waiver of notice of such meeting shall have specified or summarized the proposed action.

           SECTION 2. Exceptions. Notwithstanding the provision of Section 1 of this Article VI with respect to the vote required for stockholders to make, alter or repeal By-Laws, the alteration, amendment, adoption of any provision inconsistent with or repeal of Article II of these By-Laws, or of this Section 2 of Article VI, will require the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the stock of the Company entitled to vote generally in the election of directors, voting together as a single class.